Exhibit 31.1
Certifications Under Section 302
I, Justin Dearborn, certify that:
1.	I have reviewed this annual report on Form 10-K/A of AMICAS, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Justin Dearborn	April 30, 2010

Justin Dearborn	Date
Chief Executive Officer